EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ALEXANDER TECH CORP. (the “Company”) for the period ended April 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paras Shah, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 20th, 2023	By:	/s/ Paras Shah
Paras Shah Chief Executive Officer

By:	/s/ Paras Shah
Paras Shah Principal Financial Officer